                                             Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Second Quarter 2024 Results

•Second quarter Diluted Earnings Per Share were $0.97 in 2024 vs. $0.90 in 2023
•Guidance Range for 2024 Reaffirmed at $4.52 to $4.72 per Diluted Share

ST. LOUIS (August 1, 2024) — Ameren Corporation (NYSE: AEE) today announced second quarter 2024 net income attributable to common shareholders of $258 million, or $0.97 cents per diluted share, compared to second quarter 2023 net income of $237 million, or $0.90 per diluted share.
Second quarter 2024 results reflected earnings on increased infrastructure investments driven by strong execution of the company's strategy. Earnings were positively impacted by higher Ameren Missouri electric retail sales that were primarily driven by warmer spring and early summer temperatures as compared to the year-ago-period. In addition, earnings benefited from new Ameren Missouri electric service rates. These positive factors were partially offset by higher interest expense Ameren Parent, higher operations and maintenance expenses primarily at Ameren Missouri and a lower return on equity at Ameren Illinois Electric Distribution under the new multi-year rate plan. Finally, the earnings comparison also reflected higher weighted-average basic common shares outstanding.
“We delivered strong second quarter earnings resulting from strategic infrastructure investments and disciplined cost control. We continue to see significant opportunity for earnings growth as we focus on meeting our customers' growing needs for safe, reliable, affordable and cleaner service. Through consistent execution of our long-term strategy, we expect to drive sustainable earnings and dividend growth for our shareholders," said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation.
Ameren recorded net income attributable to common shareholders for the six months ended June 30, 2024, of $519 million, or $1.95 per diluted share, compared to net income attributable to common shareholders for the six months ended June 30, 2023, of $501 million, or $1.90 per diluted share.
The increase in year-over-year six month earnings reflected increased strategic infrastructure investments and disciplined cost control. Earnings were positively impacted by new Ameren Missouri electric service rates and higher electric retail sales that were driven by warmer spring and early summer temperatures and higher retail sales across all customer classes. In addition, earnings benefited from new Ameren Illinois Natural Gas service rates and rate design. These positive factors were partially offset by higher operations and maintenance expenses at Ameren Missouri driven largely by non-recurring items. Finally, the earnings comparison reflected increased interest expense at Ameren Missouri and Ameren Parent, a lower return on equity under the new multi-year rate plan at Ameren Illinois Electric Distribution and lower tax benefits at Ameren Parent.
Earnings Guidance
Today, Ameren reaffirmed its 2024 earnings guidance range of $4.52 to $4.72 per diluted share. Earnings guidance for 2024 assumes normal temperatures for the last six months of the year and is subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri second quarter 2024 earnings were $128 million, compared to second quarter 2023 earnings of $102 million. The year-over-year increase reflected earnings on increased infrastructure investments, higher electric retail sales that were primarily driven by warmer spring and early summer temperatures compared to the year-ago-period, and new electric service rates effective July 9, 2023. These positive factors were partially offset by higher operations and maintenance expenses, which reflected the absence in 2024 of the recovery in the year-ago period of previously expensed items approved as part of the June 2023 electric service rate order.
Ameren Transmission Segment Results
Ameren Transmission second quarter 2024 earnings were $79 million, compared to second quarter 2023 earnings of $72 million. The year-over-year increase reflected earnings on increased infrastructure investments.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution second quarter 2024 earnings were $61 million, compared to second quarter 2023 earnings of $66 million. The year-over-year comparison reflected a lower allowed return on equity for 2024 under the new multi-year rate plan.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas second quarter 2024 earnings were $6 million, compared to second quarter 2023 earnings of $11 million. The year-over-year comparison reflected rate design impacts from new delivery service rates effective November 28, 2023, which are not expected to materially impact full year results.

Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent second quarter 2024 reflected a loss of $16 million, compared to second quarter 2023 loss of $14 million. The year-over-year comparison reflected higher interest expense.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, August 2, 2024 to discuss 2024 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on X at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2023, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from any additional mitigation relief related to the operation of the Rush Island Energy Center that may be ordered by the United States District Court for the Eastern District of Missouri, the Missouri Office of Public Counsel's request for rehearing of the Missouri Public Service Commission's (MoPSC) June 2024 financing order to authorize the issuance of securitized utility tariff bonds to finance the cost of the planned accelerated retirement of the Rush Island Energy Center, Ameren Missouri's electric service regulatory rate review filed with the MoPSC in June 2024, Ameren Missouri's proposed customer energy-efficiency plan under the Missouri Energy Efficiency Investment Act (MEEIA) filed with the MoPSC in January 2024, Ameren Illinois' December 2023 Illinois Commerce Commission (ICC) order for the Multi-Year Rate Plan (MYRP) electric distribution service regulatory rate review that directed Ameren Illinois to file a revised Grid Plan and a request to update the associated MYRP revenue requirements for 2024 through 2027, both subsequently filed in March 2024, and appeal of the December 2023 order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2024, Ameren Illinois' appeal of the November 2023 ICC natural gas delivery service rate order to the Illinois Appellate Court for the Fifth Judicial District, and the August 2022 United States Court of Appeals for the District of Columbia Circuit ruling that vacated the Federal Energy Regulatory Commission's (FERC) Midcontinent Independent System Operator, Inc. (MISO) return on equity (ROE)-determining orders and remanded the proceedings to the FERC;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism (PISA);
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals for the addition of renewable resources and natural gas-fired energy centers;
•Ameren Missouri’s ability to use or transfer federal production and investment tax credits related to renewable energy projects; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of competitive bids related to requests for proposals and project approvals, including CCNs from the MoPSC and the ICC or any other required approvals, associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws or rates, including the effects of the Inflation Reduction Act of 2022 (IRA) and the 15% minimum tax on adjusted financial statement income, as well as additional regulations, interpretations, amendments, or technical corrections to or in connection with the IRA, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, and capital market conditions, including the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during the transition to clean energy generation by Ameren Missouri and the electric utility industry, as well as our ability to meet generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its MEEIA programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, our ability to retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and governance practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the U.S. and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, acts of sabotage or terrorism, including cyberattacks, and other impacts on business, economic, and geopolitical conditions, including inflation.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating Revenues:
Electric	$1,521	$1,585	$2,885	$3,175
Natural gas	172	175	624	647
Total operating revenues	1,693	1,760	3,509	3,822
Operating Expenses:
Fuel and purchased power	327	480	655	1,088
Natural gas purchased for resale	33	42	184	250
Other operations and maintenance	465	450	935	898
Depreciation and amortization	376	335	737	655
Taxes other than income taxes	131	124	266	251
Total operating expenses	1,332	1,431	2,777	3,142
Operating Income	361	329	732	680
Other Income, Net	103	82	192	160
Interest Charges	165	134	319	261
Income Before Income Taxes	299	277	605	579
Income Taxes	39	38	83	75
Net Income	260	239	522	504
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	3
Net Income Attributable to Ameren Common Shareholders	$258	$237	$519	$501

Earnings per Common Share – Basic	$0.97	$0.90	$1.95	$1.91

Earnings per Common Share – Diluted	$0.97	$0.90	$1.95	$1.90

Weighted-average Common Shares Outstanding – Basic	266.7	262.6	266.5	262.4
Weighted-average Common Shares Outstanding – Diluted	266.8	263.2	266.8	263.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$19	$25
Accounts receivable - trade (less allowance for doubtful accounts)	514	494
Unbilled revenue	407	319
Miscellaneous accounts receivable	62	106
Inventories	740	733
Current regulatory assets	345	365
Other current assets	130	139
Total current assets	2,217	2,181
Property, Plant, and Equipment, Net	34,873	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,266	1,150
Goodwill	411	411
Regulatory assets	1,952	1,810
Pension and other postretirement benefits	566	581
Other assets	1,049	921
Total investments and other assets	5,244	4,873
TOTAL ASSETS	$42,334	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$799	$849
Short-term debt	691	536
Accounts and wages payable	774	1,136
Interest accrued	177	147
Customer deposits	197	176
Other current liabilities	655	501
Total current liabilities	3,293	3,345
Long-term Debt, Net	16,280	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,325	4,176
Regulatory liabilities	5,531	5,512
Asset retirement obligations	791	772
Other deferred credits and liabilities	446	426
Total deferred credits and other liabilities	11,093	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,246	7,216
Retained earnings	4,299	4,136
Accumulated other comprehensive loss	(9)	(6)
Total shareholders’ equity	11,539	11,349
Noncontrolling Interests	129	129
Total equity	11,668	11,478
TOTAL LIABILITIES AND EQUITY	$42,334	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2024	2023
Cash Flows From Operating Activities:
Net income	$522	$504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	760	703
Amortization of nuclear fuel	38	36
Amortization of debt issuance costs and premium/discounts	9	8
Deferred income taxes and investment tax credits, net	76	66
Allowance for equity funds used during construction	(25)	(23)
Stock-based compensation costs	14	14
Other	13	(19)
Changes in assets and liabilities	(358)	(178)
Net cash provided by operating activities	1,049	1,111
Cash Flows From Investing Activities:
Capital expenditures	(1,892)	(1,822)
Nuclear fuel expenditures	(37)	(50)
Purchases of securities – nuclear decommissioning trust fund	(323)	(81)
Sales and maturities of securities – nuclear decommissioning trust fund	309	65
Other	11	(1)
Net cash used in investing activities	(1,932)	(1,889)
Cash Flows From Financing Activities:
Dividends on common stock	(356)	(330)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	156	260
Maturities of long-term debt	(350)	(100)
Issuances of long-term debt	1,470	997
Issuances of common stock	21	16
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(18)	(9)
Other	—	(3)
Net cash provided by financing activities	912	808
Net change in cash, cash equivalents, and restricted cash	29	30
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of period(b)	$301	$246
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(b)Includes $19 million of cash and cash equivalents and $282 million of restricted cash as of June 30, 2024.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,995	2,838	6,472	6,251
Commercial	3,386	3,302	6,657	6,504
Industrial	1,046	1,003	2,005	1,939
Street lighting and public authority	14	15	33	35
Ameren Missouri retail load subtotal	7,441	7,158	15,167	14,729
Off-system	1,484	1,217	2,615	2,271
Ameren Missouri total	8,925	8,375	17,782	17,000
Ameren Illinois Electric Distribution
Residential	2,582	2,367	5,333	5,063
Commercial	2,791	2,744	5,547	5,570
Industrial	2,712	2,668	5,390	5,279
Street lighting and public authority	100	92	198	199
Ameren Illinois Electric Distribution total	8,185	7,871	16,468	16,111
Ameren Total	17,110	16,246	34,250	33,111
Electric Revenues (in millions):
Ameren Missouri
Residential	$395	$360	$736	$684
Commercial	324	311	583	558
Industrial	77	75	138	136
Other, including street lighting and public authority	21	27	45	57
Ameren Missouri retail load subtotal	$817	$773	$1,502	$1,435
Off-system sales and capacity	47	145	76	324
Ameren Missouri total	$864	$918	$1,578	$1,759
Ameren Illinois Electric Distribution
Residential	$311	$337	$608	$719
Commercial	163	193	328	393
Industrial	47	48	92	96
Other, including street lighting and public authority	(12)	(38)	(13)	(44)
Ameren Illinois Electric Distribution total	$509	$540	$1,015	$1,164
Ameren Transmission
Ameren Illinois Transmission(a)	$136	$113	$267	$227
ATXI	55	48	110	97
Eliminate affiliate revenues	—	—	(1)	—
Ameren Transmission total	$191	$161	$376	$324
Other and intersegment eliminations(a)	(43)	(34)	(84)	(72)
Ameren Total	$1,521	$1,585	$2,885	$3,175
(a)Includes $27 million, $26 million, $55 million, and $54 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	3	11	11
Ameren Illinois Natural Gas	28	30	88	90
Ameren Total	31	33	99	101
Gas Revenues (in millions):
Ameren Missouri	$24	$23	$85	$105
Ameren Illinois Natural Gas	148	152	539	543
Eliminate affiliate revenues	—	—	—	(1)
Ameren Total	$172	$175	$624	$647
		June 30,		December 31,
		2024		2023
Common Stock:
Shares outstanding (in millions)		266.8		266.3
Book value per share		$43.25		$42.62